Exhibit 23.1

SARNA & COMPANY
Certified
Public
Accountants
____________________

310 N. Westlake Blvd., Suite 270
Westlake Village, CA 91362
805-371-8900 (voice)
805-379-0140 (fax)
_________________________

May 19, 2004

HOUSE OF BRUSSELS CHOCOLATES INC.
750 Terminal Avenue, Suite 208
Vancouver, BC V6A 2M5

Attn:	Grant Petersen Chief Executive Officer And Director

Re:	HOUSE OF BRUSSELS CHOCOLATES INC. Registration Statement on Form S-8

Ladies and Gentlemen:

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference of our report dated February 6, 2004 on the financial statements of House of Brussels Chocolates, inc. for the periods ended April 30, 2003, and 2002 in this Form S-8 registration statement to be filed with the United States Securities and Exchange Commission.

Very truly yours,

/s/ Sarna & Company
SARNA & COMPANY